Exhibit 99.1

NUVASIVE, INC. ANNOUNCES FULL EXERCISE OF OPTION BY INITIAL PURCHASERS TO

PURCHASE ADDITIONAL 1.00% CONVERTIBLE SENIOR NOTES DUE 2023

SAN DIEGO, CA – June 4, 2020 — NuVasive, Inc. (NASDAQ: NUVA) announced today that it closed the issuance of an additional $50.0 million in aggregate principal amount of the 1.00% Convertible Senior Notes due 2023 (the “Convertible Notes”), pursuant to the exercise in full of the initial purchasers’ option to purchase such additional notes (the “Option Notes”) in connection with the previously announced Convertible Notes offering that closed on June 1, 2020.

The Option Notes have the same terms as the Convertible Notes. The Option Notes were issued under the same Indenture as the Convertible Notes dated as of June 1, 2020 between the Company and Wilmington Trust, National Association, as trustee, which terms are described in the Company’s Current Report on Form 8-K filed on June 1, 2020.

The sale of the Option Notes to the initial purchasers settled on June 4, 2020, subject to customary closing conditions, and resulted in approximately $48.6 million in net proceeds to NuVasive (in addition to the previously announced net proceeds of $387.5 million from the initial closing of the offering of the Convertible Notes on June 1, 2020) after deducting fees and estimated offering expenses payable by NuVasive.

In addition, in connection with the issuance of the Option Notes, NuVasive entered into privately negotiated additional convertible note hedge transactions and additional warrant transactions with certain dealers, including affiliates of certain of the initial purchasers of the Convertible Notes and other financial institutions (the “Option Counterparties”). The additional convertible note hedge transactions and the additional warrant transactions are on substantially similar terms as the base convertible note hedge transactions and base warrant transactions entered into on May 27, 2020 with the Option Counterparties.

NuVasive intends to use approximately $2.5 million of the net proceeds from the offering of the Option Notes to pay the cost of the additional convertible note hedge transactions (after such cost is partially offset by the proceeds to NuVasive from the additional warrant transactions). NuVasive intends to use the remaining net proceeds for working capital and other general corporate purposes, which may include potential mergers and acquisitions, to refinance indebtedness and for repurchases of outstanding Convertible Senior Notes due 2021 (the “2021 Notes”). Any repurchase of the 2021 Notes could have the effect of raising or maintaining the market price of NuVasive’s common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of NuVasive’s common stock, and thereby impacting the trading price of the Convertible Notes.

The offering of the Option Notes is only being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Option Notes nor any shares of NuVasive’s common stock issuable upon conversion of the Option Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the anticipated use of proceeds from the offering of the Convertible Notes and Option Notes, including repurchases of 2021 Notes, and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, except as required by law.

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com

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